            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

----------------------------------------------------------------
              FOR THIS TYPE OF ACCOUNT:  GIVE THE NAME AND
                                         SOCIAL SECURITY
                                         NUMBER OF --
----------------------------------------------------------------
----------------------------------------------------------------
              FOR THIS TYPE OF ACCOUNT:  GIVE THE NAME AND
                                         EMPLOYER
                                         IDENTIFICATION
                                         NUMBER OF --
----------------------------------------------------------------

 1.   Individual                         The individual

 2.   Two or more individuals            The actual owner of the
      (joint account)                    account or, if combined
                                         funds, the first
                                         individual on the
                                         account(1)

 3.   Custodian account of a minor       The Minor(2)
      (Uniform Gift to Minors Act)

 4.   a. The usual revocable savings     The grantor-trustee(1)
      trust (grantor is also trustee)

      b. So-called trust account that
      is not a legal or valid trust
         under state law

 5.   Sole proprietorship                The owner(3)
 6.   Sole proprietorship                The owner(3)

 7.   A valid trust, estate or pension   The legal entity
      trust                              (Do not furnish the
                                         identifying number of
                                         the
                                         personal representative
                                         or
                                         trustee unless the
                                         legal
                                         entity itself is not
                                         designated in the
                                         account
                                         title.)(4)

 8.   Corporate                          The corporation

 9.   Association, club, religious,      The organization
      charitable, educational, or other
      tax-exempt
      organization

10.   Partnership                        The partnership

11.   A broker or registered nominee     The broker or nominee

12.   Account with the Department of     The public entity
      Agriculture in the name of a
      public
      entity (such as a State or local
      government, school district, or
      prison)
      that receives agricultural
      program
      payments

-------------------------------------------------------------
-------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employment identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempt from backup withholding on ALL payments include the following:
-   A corporation.
-   A financial institution.
- An organization exempt from tax under section 501(a), or an individual retirement plan.
-   The United States or any agency or instrumentality thereof.
- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
-   An international organization or any agency, or instrumentality thereof.
- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
-   A real estate investment trust.
-   A common trust fund operated by a bank under section 584(a).
-   An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
-   An entity registered at all times under the Investment Company Act of 1940.
-   A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
-   Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received is not paid in money.
-   Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:
-   Payments of interest on obligations issued by individuals.
    NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
-   Payments described in Section 6049(b)(5) to nonresident aliens.
-   Payments of tax-free covenant bonds under Section 1451.
-   Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.